UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Phathom Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Phathom Pharmaceuticals, Inc. The annual meeting will be held on May 25, 2022 at 11:30 am, Eastern Time. We will hold our annual meeting solely online via the Internet through a live webcast. We have designed the virtual format for ease of stockholder access and participation. Using online stockholder tools, stockholders may vote and submit questions online during the meeting by following the instructions in the accompanying materials. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.

It is important that you be represented at the annual meeting regardless of the number of shares you own. Whether or not you plan to attend the meeting online, we urge you to vote as soon as possible. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, you may vote over the Internet or by telephone. Voting over the Internet, by telephone or by written proxy will not prevent you from voting by attending online but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.

Your continued support of and interest in Phathom Pharmaceuticals, Inc. are sincerely appreciated.

Sincerely,

Terrie Curran
President, Chief Executive Officer and Director

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100 Campus Drive, Suite 102

Florham Park, NJ 07932

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

DATE & TIME:	May 25, 2022 at 11:30 a.m., Eastern Time.
PLACE:

This year’s Annual Meeting will be a virtual meeting, which will be conducted only via live webcast. Stockholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PHAT2022. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

ITEMS OF BUSINESS:

(1) To elect two directors to serve as Class III directors for a three-year term to expire at the 2025 annual meeting of stockholders; (2) To ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a stockholder at the close of business on March 30, 2022.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the proxy card.

STOCKHOLDER LIST:

A list of such stockholders will be available for inspection by any stockholder during the period from two business days after the date hereof through the Annual Meeting at www.virtualshareholdermeeting.com/PHAT2022.

BY ORDER OF THE BOARD

OF DIRECTORS,

Larry Miller

General Counsel & Secretary

Florham Park, New Jersey

April 12, 2022

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

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100 Campus Drive, Suite 102

Florham Park, NJ 07932

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 25, 2022

The board of directors of Phathom Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders, including at any adjournments or postponements of the meeting, to be held virtually at www.virtualshareholdermeeting.com/PHAT2022, on May 25, 2022 at 11:30 a.m., Eastern Time.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Accordingly, we have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies and we are not required to include a Compensation Discussion and Analysis section in this proxy statement. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 25, 2022:

This proxy statement and our Annual Report on Form 10-K are available electronically at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2022 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone or by completing, signing and returning the enclosed proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet

Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

We intend to mail the Notice of Internet Availability of Proxy Materials on or before April 12, 2022 to all stockholders of record entitled to vote at the annual meeting. You will need the 16‐digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace technology and provide expanded access, improved communication and cost savings for our company and our stockholders. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting because our stockholders can participate from any location around the world with Internet access. We also believe holding a virtual meeting this year will help safeguard the health of all meeting participants in view of continued concerns regarding the ongoing coronavirus pandemic.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

Only stockholders of record at the close of business on the record date for the 2022 annual meeting, March 30, 2022, are entitled to vote at the annual meeting. At the close of business on this record date, there were 39,072,027 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote your shares by proxy via the Internet by visiting www.proxyvote.com, by telephone or by mail. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). Whether or not you plan to participate in the virtual annual meeting, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the virtual annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting, but you will need the 16‐digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class III directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

How many votes do I have?

Each share of our common stock that you own as of March 30, 2022 entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy prior to the virtual annual meeting to ensure that your vote is counted.

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Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 24, 2022.
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By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (800) 690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and use the 16‐digit control number shown on your Notice of Internet Availability or your proxy card (if applicable). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2022.
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By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
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At the Virtual Annual Meeting: You may still attend the virtual annual meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting visit www.virtualshareholdermeeting.com/PHAT2022 on the day of the meeting; you will need the 16‐digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

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By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
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By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
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At the Virtual Annual Meeting: To vote at the virtual annual meeting, visit www.virtualshareholdermeeting.com/PHAT2022 on the day of the meeting; you will need the 16‐digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent. If you do not have a 16-digit control number, you will be able to join the virtual annual meeting as a “guest,” but will not be able to vote or ask questions at the meeting.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

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you may send in another signed proxy with a later date,
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you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted), or
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you may notify our corporate secretary, Larry Miller, at 100 Campus Drive, Suite 102, Florham Park, New Jersey 07932, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 30, 2022, or approximately 19,536,014 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

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“For” each of the nominees for election as director; and
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“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 1, 2022, we will send you one without charge. Please write to:

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors & Media—Financials & Filings—SEC Filings” section of our website at www.phathompharma.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. In August 2021, the Chairman of our Board of Directors and Class III director, Tadataka Yamada, M.D., unexpectedly passed away. Accordingly, and as detailed in the section below, the composition of our board of directors is as follows: Class I consists of Terrie Curran and Mark Stenhouse; Class II consists of Michael F. Cola and Asit Parikh, M.D., Ph.D.; and Class III consists of Heidi Kunz and David Socks.

At this meeting, two nominees for director are to be elected as Class III directors for a three-year term expiring at our 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Heidi Kunz and David Socks. The Class I directors have one year remaining on their terms of office and the Class II directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Ms. Kunz and Mr. Socks, or in the event that Ms. Kunz and Mr. Socks is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Ms. Kunz and Mr. Socks is currently a member of our board of directors.

All of our directors bring to the board of directors’ significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2025 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Heidi Kunz	67	Director
David Socks	47	Director

Heidi Kunz has served as a member of our board of directors since September 2019. Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from September 2003 until her retirement in December 2012. Prior to joining Blue Shield of California, she served as Executive Vice President and Chief Financial Officer of Gap, Inc. from 1999 to January 2003. From 1995 to 1999, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. She has also held senior financial management positions at General Motors Corporation, including Vice President and Treasurer during her 16-year tenure from 1979 to 1995. Ms. Kunz currently serves as a director of Agilent Technologies Inc., a global scientific instrument manufacturing and clinical diagnostics company, and Icosavax, Inc., a public biotechnology company, and previously served as a director of Avanos Medical, Inc., a public medical device company and Financial Engines, Inc., an investment advisement company. Ms. Kunz received an MBA in Finance and Accounting from Columbia Business School and a bachelor’s degree in Russian Language from Georgetown University. Ms. Kunz’s extensive experience as a chief financial officer and service as a director of other public companies contributed to our board of directors’ conclusion that she should serve as a director of our company.

David Socks is our co-founder and served as an executive from January 2018 to July 2020, as a strategic advisor since July 2020, and as a member of our board of directors since January 2018. Mr. Socks previously served as our Chief Executive Officer from January 2018 until December 2019 and as our interim Chief Financial Officer from December 2019 until his appointment as a strategic advisor in July 2020. Since February 2021, he has served as Chief Financial Officer and Chief Business Officer of HilleVax, Inc. Mr. Socks also serves as a chair of Eleusis, Ltd. From August 2014 to September 2021, Mr. Socks was a Venture Partner at Frazier. In this capacity, he co-founded Arcutis, Inc., Nexcida Therapeutics, Inc., Outpost Medicine, LLC, Passage Bio, Inc., Recida Therapeutics, Inc., and Scout Bio, Inc. Mr. Socks served as Chief Executive Officer of Nexcida Therapeutics, Outpost Medicine, and Scout Bio. Prior to joining Frazier, Mr. Socks co-founded Incline Therapeutics, Inc. in 2010 and served as its President and Chief Operating Officer from 2010 until its sale to The Medicines Company in 2013. He also cofounded Cadence Pharmaceuticals, Inc. in 2004 and served as its Vice President of Business Development and then as its Senior Vice President, Corporate Development and Strategy from 2004 until 2010. From 2000 to 2004, Mr. Socks was a Venture Partner at Windamere Venture Partners, a venture capital firm founding and investing in early-stage life science companies Previously, he worked at Neurocrine Biosciences, EFO Holdings, L.P., an investment firm, and Kaiser Associates, Inc., a strategic management consulting firm. Mr. Socks holds a B.S. from Georgetown University and an MBA from Stanford University. Mr. Socks’ knowledge of our business and significant experience as a biopharmaceutical executive and board member, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Term Expiring at the

2023 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Terrie Curran	53	President, Chief Executive Officer and Director
Mark Stenhouse	55	Director

Terrie Curran has served as a member of our board of directors since August 2019. On December 2, 2019, as part of a planned transition, Ms. Curran succeeded Mr. Socks as Chief Executive Officer. Ms. Curran previously served as the President, Global Inflammation and Immunology Franchise at Celgene Corporation and a member of its Executive Committee from April 2017 until November 2019. Ms. Curran joined Celgene in 2013 as the U.S. Commercial Head of the I&I Franchise and built the capabilities and recruited the teams that executed the successful launch of OTEZLA, before becoming Head of Worldwide Markets. Prior to joining Celgene, she served as Senior Vice President and General Manager - Global Women’s Health at Merck & Co. Before joining Merck, Ms. Curran held a number of Country General Manager positions at Schering-Plough and Pharmacia across Europe and Asia Pacific. She currently serves on the boards of Myovant Sciences Ltd. and Arcutis Biotherapeutics, both biotechnology companies, and previously served on the board of H. Lundbeck A/S, a global pharmaceutical company. Ms. Curran holds a Graduate Diploma of Marketing and a Bachelor of Applied Science (B.A.S.) from the University of Technology, Sydney. Ms. Curran’s knowledge of our business and extensive biopharmaceutical industry experience contributed to our board of directors’ conclusion that she should serve as a director of our company.

Mark Stenhouse has served on our board of directors since March 2020. Mr. Stenhouse has served as the Chief Operating Officer of Prometheus Biosciences since March 2021, and previously served as General Manager, Screening Business Unit at Exact Sciences Corporation, a biotechnology company, from April 2018 to January 2021. From October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology of AbbVie, Inc., a biopharmaceutical company, where he oversaw U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise at AbbVie. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories’ U.S. Immunology division. Mr. Stenhouse earned a bachelor’s degree in business administration from the College of Charleston. Mr. Stenhouse’s executive experience in the biopharmaceutical industry and knowledge of our business contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2024 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Michael F. Cola	62	Director
Asit Parikh, M.D., Ph.D.	50	Director

Michael F. Cola has served as a member of our board of directors since September 2019, and as interim Chairman of our Board since February 2022. Mr. Cola served as Chief Executive Officer of Avalo Therapeutics (formerly, Cerecor Inc.) since its acquisition of Aevi Genomic Medicine, Inc. in February 2020 until February 2022. Prior to the acquisition, Mr. Cola had served as Chief Executive Officer and President of Aevi Genomic Medicine, Inc. since September 2013. Mr. Cola served as President of Shire plc’s Specialty Pharmaceuticals business from 2007 until April 2012. Mr. Cola joined Shire in July 2005 as Executive Vice President for Global Therapeutic Business Units and Portfolio Management prior to being named President of the Specialty Pharmaceuticals business. Prior to joining Shire, Mr. Cola spent more than five years at Safeguard Scientifics, where he served as President of the Life Sciences Group. As part of his role with Safeguard Scientifics, Mr. Cola served as Chairman and CEO of Clarient, a cancer diagnostics company, and chairman of Laureate Pharma, a full service contract manufacturing organization serving research based biologics companies. Prior to joining Safeguard Scientifics, Mr. Cola held senior positions of increasing responsibility in product development and commercialization at AstraMerck, and later with AstraZeneca. Mr. Cola currently serves on the board of directors of Sage Therapeutics, Inc. Mr. Cola received his Bachelor of Arts degree in biology and physics from Ursinus College and his Master of Science degree in biomedical science from Drexel University. Mr. Cola’s executive experience in the biopharmaceutical industry, knowledge of our business and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Asit Parikh, M.D., Ph.D. joined our board of directors in December 2019. Dr. Parikh has served as the Chief Executive Officer of MOMA Therapeutics since April 2021. From October 2014 through March 2021, Dr. Parikh served as the Senior Vice President and head of the Gastrointestinal Therapeutic Area Unit at Takeda Pharmaceuticals. Prior to that, Dr. Parikh served in various positions at Takeda since 2006. Dr. Parikh received a bachelor’s degree in Biochemistry and Molecular Biology from Northwestern University and an M.D. and Ph.D. in Biochemistry and Molecular Biology from Vanderbilt University School of Medicine. He completed his internal medicine residency at the University of Pennsylvania and completed specialty training in gastroenterology at the Massachusetts General Hospital. He also completed postdoctoral work in cancer biology at Massachusetts Institute of Technology. Dr. Parikh’s extensive knowledge of our business and prior oversight of the Takeda team bringing vonoprazan to the Japanese market in seven indications contributed to our board of directors’ conclusion that he should serve as a director of our company.

Director Independence

Our board of directors currently consists of six members. Our board of directors has determined that Mr. Cola, Ms. Kunz, Mr. Stenhouse, and Dr. Parikh are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its interim chairman, Michael Cola. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, cybersecurity, and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Including telephonic meetings, our board of directors met seven times during fiscal year 2021. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•
appointing our independent registered public accounting firm;
•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•
approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•
reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•
reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•
preparing the report from the committee that the SEC requires in our annual proxy statement;
•
reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•
reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Ms. Kunz, Mr. Cola and Mr. Stenhouse. Ms. Kunz serves as the chairperson of the committee. The audit committee met five times during fiscal year 2021. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Kunz is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined each of Ms. Kunz, Mr. Cola and Mr. Stenhouse is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate periodically.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of equity awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Cola, Mr. Stenhouse, and Dr. Parikh. The compensation committee met five times during fiscal year 2021. Mr. Cola serves as the chairperson of the committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee will review and evaluate periodically.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Ms. Kunz and Dr. Parikh. Dr. Parikh serves as chairperson of the committee. The nominating and corporate governance committee met two times during fiscal year 2021. Our board has determined that each member of our nominating and corporate governance committee is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate periodically.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2022.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Heidi Kunz (chairperson)
Michael F. Cola Mark Stenhouse

Compensation Committee Interlocks and Insider Participation

Mr. Cola (chairperson), Dr. Parikh, Mr. Stenhouse, Dr. Topper and Dr. Yamada served on our compensation committee during the 2021 fiscal year. None of the members of our compensation committee during the 2021 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•
experience as a board member or executive officer of another publicly-held company;
•
strong finance experience;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•
diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•
experience relevant to our business industry and with relevant social policy concerns; and
•
relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2023 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Diversity Matrix

The following Board Diversity Matrix presents our board of directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 10, 2022)
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
Asian		1
White	2	3

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend, and seventy-five percent of our directors attended our 2021 annual meeting.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics, as well as our corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter, are available free of charge under the Corporate Governance section of our website at www.phathompharma.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932.

Director Compensation

Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. Additionally, the non-executive chairman of the board receive an additional annual retainer of $40,000. The non-employee directors also receive initial grants of options to purchase 20,000 shares of our common stock upon election to the board of directors, one-third of which will vest on the first anniversary of the grant date and the remainder of which will vest in quarterly installments over the following 24 months, and thereafter annual grants of options to purchase 12,500 shares (increased from 10,000 shares effective May 21, 2021) of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, in each case, subject to the non-employee director continuing in service on our board of directors through such vesting date.

Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in our 2019 Incentive Award Plan, or 2019 Plan. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2019 Plan. As provided in the 2019 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table summarizes cash and stock compensation received by our non‑employee directors during the year ended December 31, 2021. Ms. Curran is not included in the following table as her compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below. Mr. Socks served as a non-executive employee until March 2021 and has continued to serve as a strategic advisor since such date. Because he served as an employee until March 2021, Mr. Socks did not receive compensation under our non-employee director compensation program for the first two months of 2021, but he received this compensation following his transition to a non-employee director in March 2021. We have described Mr. Socks’ compensation in his role as an employee and as a non-employee strategic advisor in 2021 under the “All Other Compensation” column below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Michael F. Cola	65,000	253,468	—		318,468
Heidi Kunz	65,000	253,468	—		318,468
Asit Parikh, M.D., Ph.D.(2)	37,292	398,001	—		435,293
David Socks	33,333	253,468	98,714	(3)	385,515
Mark Stenhouse	57,500	253,468	—		310,968
James Topper, M.D., Ph.D.(4)	23,958	—	—		23,958
Tadataka Yamada, M.D.	54,792	127,153	103,563	(5)	285,508

(1)
The amounts are valued based on the aggregate grant date fair value of the option award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 7 to our financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non‑employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non‑employee director’s continued service on our board.
(2)
Dr. Parikh declined the compensation under our non-employee director compensation policy during the first quarter of 2021.
(3)
Mr. Socks was employed by us until March 2021 and thereafter continued to serve as a consultant during 2021. Reflects compensation paid to Mr. Socks in 2021 for his employment during 2021 and service as a consultant as follows: base salary ($35,417); health and life insurance premiums provided at our expense ($2,327); 2021 401(k) company matching contributions ($9,662); and cash retainer for consulting services ($51,308).
(4)
Dr. Topper is one of the partners at Frazier Healthcare Ventures. The cash retainers payable to Dr. Topper were paid to Frazier Healthcare Ventures. Dr. Topper did not stand for re-election as a director at the 2021 annual meeting of stockholders.
(5)
Dr. Yamada served as a member of our board of directors until his passing on August 4, 2021. Reflects $103,563 of compensation related to the acceleration of equity awards associated with Dr. Yamada’s passing.

The aggregate number of shares subject to stock options or restricted stock outstanding at December 31, 2021 for the individuals who served as non‑employee directors during 2021 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2021	Number of Shares of Restricted Stock Outstanding at December 31, 2021
Michael F. Cola	65,860	—
Heidi Kunz	65,860	—
Asit Parikh, M.D., Ph.D.	20,000	—
David Socks	12,500	395,321
Mark Stenhouse	32,500	—
Tadataka Yamada, M.D.(2)	22,500	—

(1)
Represents restricted shares held by Mr. Socks, the vesting of which is governed by a stock restriction agreement executed in March 2019. The restricted shares reflected in the table above will vest in equal monthly installments through March 13, 2023, subject, in each case, to continued employment or status as a service provider. Any unvested shares held by Mr. Socks upon a termination of employment or service (after giving effect to any accelerated vesting provisions described further below), will be subject to repurchase by us at the original purchase price ($0.0002958 per share). Under the stock restriction agreement, 100% of any unvested shares will automatically accelerate and vest upon (1) a termination of the director’s service (including as a consultant) by us without cause or by him for good reason, (2) the director’s death or disability, or (3) the refusal by us to enter into a consulting agreement with the director in connection with his resignation as a director, subject to his continued employment or service through the date of such event.
(2)
Dr. Yamada served as a member of our board of directors until his passing on August 4, 2021.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the two nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF HEIDI KUNZ AND DAVID SOCKS, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since our inception in 2019. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal year ended December 31, 2021, by Ernst & Young LLP, our independent registered public accounting firm.

Year Ended December 31, 2021
Audit Fees (1)	$740,000
All Other Fees	—
Total	$740,000

(1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, quarterly reviews of our financial statements, services related to proposed registered stock offerings, consents and review of documents filed with the SEC, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 30, 2022, by:

•
each of our named executive officers;
•
each of our directors;
•
all directors and executive officers as a group; and
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 39,072,027 shares of common stock outstanding on March 30, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 30, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Takeda Pharmaceutical Company Limited (1)	7,459,286	19.1%
Frazier Life Sciences IX, L.P. (2)	5,827,415	14.9%
RA Capital Management, L.P. (3)	3,115,008	8.0%
Invesco Ltd. (4)	2,067,356	5.3%
Medicxi Growth I LP (5)	2,067,861	5.3%
Named Executive Officers and Directors
David Socks (6)	1,211,756	3.1%
Michael F. Cola (7)	68,430	*
Terrie Curran (8)	670,057	1.7%
Anthony Guzzo (9)	47,590	*
Heidi Kunz (10)	58,632	*
Azmi Nabulsi, M.D., M.P.H. (11)	850,502	2.2%
Asit Parikh, M.D., Ph.D. (12)	12,500	*
Mark Stenhouse (13)	25,833	*
All current directors and executive officers as a group (8 persons) (14)	2,945,040	7.5%

* Less than 1%.

(1)
The amount shown and the following information are derived from the Form 4 filed by Takeda Pharmaceutical Company Limited, or Takeda, on March 16, 2022. The address for Takeda Pharmaceutical Company Limited is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan.
(2)
The amount shown and the following information are derived from Schedule 13D/A filed by Frazier Life Sciences IX, L.P., or FLS IX, on December 23, 2020. The shares are held directly by FLS IX. The general partner of FLS IX is FHMLS IX, L.P., and the general partner of FHMLS IX, L.P. is FHMLS IX, L.L.C. James Topper, M.D., Ph.D., and Patrick Heron are the sole managing members of FHMLS IX, L.L.C. and share voting and investment power of the securities held by FLS IX. Dr. Topper and Mr. Heron disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address for FLS IX is 601 Union Street, Suite 3200, Seattle, WA 98101.

(3)
The amount shown are derived from Schedule 13G/A filed by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the “Fund”) on February 14, 2022. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Act”), of any securities of the company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Issuer’s Common Stock reported herein. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim ownership of these securities other than for the purpose of determining their obligations under Section 13(d) of the Act. The address of the Fund, RA Capital, Mr. Shah and Dr. Kolchinsky is c/o RA Capital Management, LLC, 200 Berkeley Street, 18th Floor, Boston MA 02116.
(4)
The amount shown and the following information are derived from Schedule 13G/A filed by Invesco Ltd., or Invesco, on February 10, 2022. Invesco in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 2,067,356 shares of common stock which are held of record by clients of Invesco Ltd.; however, no one individual has greater than 5% economic ownership. The shareholders of Invesco Ltd. have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of securities held by Invesco Ltd. The address of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.
(5)
The amount shown and the following information are derived from Schedule 13G filed by Medicxi Growth I LP, or Growth 1, and certain affiliated entities, on February 10, 2020. According to the Schedule 13G, these shares consist of (i) 2,019,877 shares of common stock directly held by Growth 1, and (ii) 47,984 shares of common stock directly held by Medicxi Growth Co-Invest I LP, or Growth Co-Invest. Medicxi Growth I GP Limited, or Growth I GP, is the general partner of Growth I and Growth Co-Invest I and may be deemed to beneficially own the Growth I shares and the Growth Co-Invest shares. Medicxi Ventures Management (Jersey) Limited, or the Medicxi Manager, has been appointed by Growth I GP as manager of Growth I and Growth Co-Invest I and may be deemed to beneficially own the Growth I shares and the Growth Co-Invest shares. The address of Growth I, Growth I GP, Growth Co-Invest I and Medicxi Manager is Nick McHardy c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.
(6)
Consists of 410 shares of common stock held in the Phathom Stock Fund in our 401(k) plan and 1,211,346 shares of common stock held by the David A. Socks 2013 Revocable Trust, 316,257 of which were subject to a right of repurchase by us as of March 30, 2022. David Socks is a trustee of the David A. Socks 2013 Revocable Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(7)
Includes 58,632 shares of common stock issuable to Mr. Cola upon the exercise of options that are exercisable within 60 days following March 30, 2022.
(8)
Consists of 1,705 shares of common stock acquired through our Employee Stock Purchase Plan, 724 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, and 667,628 shares of common stock issuable to Ms. Curran upon the exercise of options that are exercisable within 60 days following March 30, 2022. Fractional shares rounded to nearest whole share.
(9)
Consists of 2,399 shares of common stock acquired through our Employee Stock Purchase Plan, 464 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, and 44,727 shares of common stock issuable to Mr. Guzzo upon the exercise of options that are exercisable within 60 days following March 30, 2022. Fractional shares rounded to nearest whole share.
(10)
Consists of 58,632 shares of common stock issuable to Ms. Kunz upon the exercise of options that are exercisable within 60 days following March 30, 2022.
(11)
Consists of 1,876 shares of common stock acquired through our Employee Stock Purchase Plan, 843 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 82,083 shares of common stock issuable to Dr. Nabulsi upon the exercise of options that are exercisable within 60 days following March 30, 2022 and 765,700 shares of common stock held by the Azmi A. Nabulsi Living Trust, 216,803 of which were subject to a right of repurchase by us as of March 30, 2022. Azmi Nabulsi is a trustee of the Azmi A. Nabulsi Living Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(12)
Consists of 12,500 shares of common stock issuable to Dr. Parikh upon the exercise of options that are exercisable within 60 days following March 30, 2022.
(13)
Consists of 25,833 shares of common stock issuable to Mr. Stenhouse upon the exercise of options that are exercisable within 60 days following March 30, 2022.
(14)
Consists of the shares held by the executive officers and directors described in footnotes 6 through 13 above.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of April 10, 2022.

Name	Age	Position
Executive Officers
Terrie Curran	53	President, Chief Executive Officer and Director
Azmi Nabulsi, M.D., M.P.H.	62	Chief Operating Officer
Molly Henderson (1)	51	Chief Financial and Business Officer

(1)
Ms. Henderson’s appointment as Chief Financial and Business Officer was effective April 5, 2022.

Executive Officers

The biography of Terrie Curran can be found under “Proposal 1—Election of Directors.”

Azmi Nabulsi, M.D., M.P.H. is our co-founder and has served as our Chief Operating Officer since March 2019. Dr. Nabulsi has been an entrepreneur-in-residence at Frazier since October 2018. Also, since March 2020, Dr. Nabulsi has served as a director of ReAlta Life Sciences, an early stage biotechnology company, and since January 2019, Dr. Nabulsi has served as a business and clinical advisor to Saama Technologies, Inc., a clinical data and analytics company. Previously, through October 2018, Dr. Nabulsi spent fourteen years at Takeda. Dr. Nabulsi held a number of leadership positions at Takeda, most recently as the Deputy Chief Medical & Scientific Officer and Head of Global Development from 2014 until October 2018. In his roles at Takeda, Dr. Nabulsi oversaw global drug development for both early and late stage product candidates and led global medical, analytic and operational functions responsible for bringing new medicines in multiple therapeutic areas to many markets. Prior to joining Takeda, Dr. Nabulsi held numerous positions at Abbott Laboratories, including Head of Immunology and Oncology Ventures from 1998 to 2002. Dr. Nabulsi has an M.D. from Ain-Shams University in Cairo and a M.P.H. from the University of Minnesota.

Molly Henderson has served as our Chief Financial and Business Officer since April 2022. Prior to joining the Company, Ms. Henderson served as Chief Financial Officer of Urogen Pharma Ltd., a publicly-held, commercial stage biotechnology company focused on development and commercialization oncology products, from October 2020 to March 2022. Prior to joining Urogen, Ms. Henderson served as Executive Vice President, Corporate Secretary and Chief Financial Officer of Advaxis, Inc., a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, from June 2018 to September 2020. Prior to Advaxis, Ms. Henderson was a freelance consultant, as well as the Chairman and partial owner of WUJU Foods, LLC, a consumer products company, from August 2016 to June 2018. Prior to that, Ms. Henderson was Chief Financial Officer at Iovance Biotherapeutics, Inc. (formerly Lion Biotechnologies, Inc.) from June 2015 to August 2016. Ms. Henderson also served as the Chief Business and Financial Officer, Senior Vice President of VirtualScopics, Inc., a public company provider of imaging solutions to the pharmaceutical, biotechnology, and medical device industries, from May 2008 to August 2013, and as that company’s Chief Financial Officer from May 2003 to May 2008. Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and M.S. degrees from the State University of New York at Buffalo.

Executive Compensation and Other Information

Overview

This section discusses the material components of the executive compensation program for the individuals listed in the “Summary compensation table” below. For 2021, our “named executive officers” are Terrie Curran, our President and Chief Executive Officer, Azmi Nabulsi, M.D., M.P.H., our Chief Operating Officer, and Anthony Guzzo, our Chief Accounting Officer.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by, or paid to our named executive officers for services rendered during the years ended December 31, 2021 and December 31, 2020.

Name and Principal Position (as of December 31, 2021)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Terrie Curran	2021	567,500	—	—	5,294,273	396,257	14,625	6,272,655
President and Chief Executive Officer	2020	498,940	—	483,000	3,285,608	356,875	10,031	4,634,454

Azmi Nabulsi, M.D., M.P.H.(5)	2021	491,250	—	—	3,529,515	285,846	14,625	4,321,236
Chief Operating Officer	2020	445,065	—	—	1,314,243	268,281	14,625	2,364,214

Anthony Guzzo(5)	2021	319,271	22,911	326,275	570,605	111,466	14,625	1,365,153
Chief Accounting Officer

(1)
Represents the portion of Mr. Guzzo’s 2021 annual bonus corresponding to the discretionary increase in such bonus payout as approved by our compensation committee in recognition of his enhanced responsibilities as our interim principal financial officer during 2021.
(2)
The amounts are valued based on the aggregate grant date fair value of the stock and option awards granted in the applicable year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 7 to our financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). With respect to the performance-based stock units (“PSUs”) granted to our named executive officers during each of 2020 and 2021, the grant date fair value was determined by multiplying the closing price per share of our common stock on the date of grant by the number of PSUs awarded. Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer's continued employment or service.
(3)
This column reflects the annual bonuses paid to our named executive officers for 2020 and 2021. The annual bonuses for the executives were prorated to reflect the portion of the calendar year that they were employed by us, if applicable.
(4)
Includes the value of matching contributions to the 401(k) Plan, which were made in the form of fully vested shares of our common stock.
(5)
Reflects Mr. Guzzo’s 2021 salary of $285,000 for the period January 1, 2021 through March 14, 2021, $302,500 for the period March 15, 2021 through May 31, 2021, during which time he served as our Controller, and his salary of $337,500 for the period June 1, 2021 through December 31, 2021 during which time he served as our Chief Accounting Officer.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

The compensation of our named executive officers is generally determined and approved at the time of their commencement of employment by our board of directors or the compensation committee. Additionally, our board of directors or the compensation committee periodically reviews our named executive officers’ base salaries annually and may make adjustments based on its review.

In July 2021, our Board of Directors approved merit salary increases for each of our named executive officers as follows:

Executive	2020 Base Salary ($)	2021 Base Salary ($)
Terrie Curran	535,000	600,000
Azmi Nabulsi	482,500	500,000
Anthony Guzzo	285,000	337,500(1)

(1)
Our Board approved an increase to Mr. Guzzo’s base salary to $302,500 on March 15, 2021, which was subsequently increased by our board of directors to $337,500 upon Mr. Guzzo’s appointment as our Chief Accounting Officer on June 1, 2021.

Bonus Compensation

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.

Bonus target amounts are set based on the executive’s base salary as of the end of the bonus year and are generally paid in the first quarter of the following year. The target levels for executive bonuses for 2021 were as follows: 60% of base salary for Ms. Curran, 50% of base salary for Dr. Nabulsi, and 30% of base salary for Mr. Guzzo.

For 2021, the board of directors (considering the recommendations of the compensation committee and management) set corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each were set by the board of directors after considering management input and our overall strategic objectives. These goals generally related to factors such as financial targets, achievement of product development objectives and achievement of product regulatory milestones. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

For 2021, corporate objectives fell into the following three categories: regulatory, clinical and supply chain developments (70%); commercial (20%), and culture and financial goals (10%).

In evaluating management’s performance against our 2021 corporate goals, our compensation committee determined to award a corporate achievement level of 116.375% relative to those goals, noting our achievements in both regulatory, clinical and operational progress, including positive topline data readouts from both of our Phase 3 clinical trials and submission of our new drug applications, or NDAs, for two vonoprazan-based regimens for the treatment of H. pylori infection. Both qualitative and quantitative guidelines were established for purposes of evaluating performance relative to the corporate objectives during 2021. These performance objectives were used as a guide by the compensation committee in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts.

The compensation committee approved an additional payout to Mr. Guzzo of $22,911 in recognition of his enhanced responsibilities as our interim principal financial officer during 2021 following his predecessor’s departure. The annual performance bonuses paid to our named executive officers for 2021 are set forth in the “Summary Compensation Table” above.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors or the compensation committee approves equity grants. We grant equity awards under our 2019 Incentive Award Plan, or 2019 Plan.

In 2021, Ms. Curran, Dr. Nabulsi, and Mr. Guzzo were each awarded a stock option grant under our 2019 Plan of 225,000, 150,000, and 24,250 stock options, respectively. These stock options have a ten-year term and an exercise price of $39.11 per share, the closing price of our common stock on the date of grant. These options will vest over a four-year period, with 25% of the stock options vesting on the first anniversary of the grant date and the remaining stock options vesting in 36 equal monthly installments thereafter, subject to each of their continued employment or service on each vesting date.

For a description of the accelerated vesting applicable to Ms. Curran’s or Dr. Nabulsi’s stock awards, see “Employment Letters with Our Named Executive Officers” and "Other Elements of Compensation--Change in Control Benefits" below.

In addition, in 2021, Mr. Guzzo was granted a total of 10,000 PSUs under the 2019 Plan. The PSUs vest upon the approval by the FDA of vonoprazan for H. pylori and then, or concurrent with, erosive esophagitis, subject to the executive’s continued employment or service through such event. The PSUs will vest in full upon a change in control as defined in the 2019 Plan.

Employment Letters with our Named Executive Officers

We have entered into employment letters with each of our named executive officers, as described below. Each of our named executive officers’ employment is “at will” and may be terminated at any time, subject to our contractual obligations to them as described below.

Employment Letter with Terrie Curran

The employment letter for Ms. Curran provides for her annual base salary and target bonus. Additionally, under the employment letter, Ms. Curran is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Ms. Curran’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Curran will be entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us

Ms. Curran’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Ms. Curran will be entitled to: (1) continuation of her base salary for 12 months (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end the severance period, (b) expiration of her eligibility under for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period (other than the PSUs).

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or any time on or after a change in control (such period, the “change in control period”), Ms. Curran will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 12 months to 18 months, (2) Ms. Curran will be entitled to a lump sum payment equal to 1.5 times her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date her release of claims becomes effective or the date of the change in control.

For purposes of Ms. Curran’s employment letter:

•

“cause” means (1) her commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act, that has a demonstrable adverse impact on us or any successor or affiliate thereof; (2) her conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (3) any intentional, unauthorized use or disclosure by her of the confidential information or trade secrets of the company or any successor or affiliate thereof; (4) her gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate thereof, or any other demonstrable material misconduct on her part; (5) her ongoing and repeated failure or refusal to perform or neglect of her duties as required by the employment letter or her ongoing and repeated failure or refusal to comply with the instructions given to her by the board of directors, which failure, refusal or neglect continues for 15 days following her receipt of written notice from the board of directors stating with specificity the nature of such failure, refusal or neglect; or (6) her willful, material breach of any material company policy or any material provision of the employment letter or her proprietary information and inventions assignment agreement.

•	“change in control” has the same meaning given to such term in our Pre-IPO Plan; and

•

“good reason” means any of the following without her written consent: (1) a material diminution in her authority, duties or responsibilities; (2) a material diminution in her base compensation (and any diminution of 10% or more shall be considered material for this purpose, regardless of whether such diminution occurs due to a single reduction or a series of reductions in her base compensation), unless such a reduction is imposed across-the-board to senior management; (3) a material change in the geographic location at which she must perform her duties; or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of its obligations to her under the employment letter.

Employment Letter with Dr. Nabulsi

The employment letter for Dr. Nabulsi provides for his annual base salary and target bonus. Pursuant to his employment letter, Dr. Nabulsi will work for our company on a full-time basis. Additionally, under his employment letter, Dr. Nabulsi is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Dr. Nabulsi’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Dr. Nabulsi will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Dr. Nabulsi’s amended and restated employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Dr. Nabulsi will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his prorated target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end the severance period, (b) expiration of his eligibility under for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period (other than the PSUs).

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or the 24 months following a change in control (such period, the “change in control period”), Dr. Nabulsi will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Dr. Nabulsi will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control.

For purposes of Dr. Nabulsi’s amended and restated offer letter, “cause”, “change in control” and “good reason” have the same definitions as set forth in Ms. Curran’s employment letter described above.

Employment Letter with Mr. Guzzo

The employment letter for Mr. Guzzo provides for his annual base salary and target bonus. Additionally, under the employment letter, Mr. Guzzo is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Mr. Guzzo’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation.

In addition, under our U.S. Employee Change in Control Severance Plan, or the Severance Plan, upon a termination without cause or resignation for good reason that occurs during the period that is on or within 24 months following a change in control (such period, the “change in control period”), Mr. Guzzo will be entitled to : (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to (a) his prorated target bonus for the year during which such termination occurs, (b) plus 75% of his target bonus for the year during which such termination occurs, (c) plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end the severance period, (b) expiration of his eligibility under for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) all unvested and outstanding equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control.

For purposes of the Severance Plan, “cause”, “change in control” and “good reason” have the same definitions as set forth in Ms. Curran’s employment letter described above, provided that “good reason” also includes a material change in the eligible employee’s reporting relationships.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2021.

		Option Awards (1)				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Number of Shares or Units of Stock That Have Not Vested($)(2)
Terrie Curran	8/29/2019	422,087	433,600	6.95	8/27/2029	—		—	—	—
	7/1/2020	61,979	113,021	32.2	6/30/2030	—		—	15,000	295,050
	1/28/2021	—	225,000	39.11	1/27/2031	—		—	—	—
Anthony Guzzo	4/1/2020	25,156	32,344	25.06	3/31/2030	—		—	—	—
	7/1/2020	4,250	7,750	32.2	6/30/2030	—		—	10,000	196,700
	12/18/2020	—	—	—	—	—		—	1,000	19,670
	1/28/2021	—	24,250	39.11	1/27/2031	—		—	—	—
	5/27/2021	—	—	—	—	—		—	7,500	147,525
	12/15/2021	—	—	—	—	—		—	2,500	49,175
Azmi Nabulsi, M.D., M.P.H.	7/1/2020	24,791	45,208	32.2	6/30/2030	271,000	(4)	5,330,570	10,000	196,700
	1/28/2021	—	150,000	39.11	1/27/2031	—		—	—	—

(1)
The stock options vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plans pursuant to which such stock options were granted, as described elsewhere in this "Executive Compensation and Other Information" and "Other Elements of Compensation--Termination and Change in Control Benefits" sections.
(2)
The market value was computed using $19.67 per share, which is the closing price per share of our common stock on December 31, 2021, the last trading day of 2021.
(3)
Represents PSUs that vest upon the approval by FDA of vonoprazan for H. pylori and then, or concurrent with, erosive esophagitis, subject to executive’s continued employment or service through such event. The PSUs will vest in full upon a change in control as defined in the 2019 Plan. Each PSU represents the right to receive one share of our common stock upon vesting of the underlying PSU.
(4)
On March 13, 2019, we issued and sold shares of restricted stock to Dr. Nabulsi for a per share purchase price of $0.0002958. These shares vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the executive's continuous service through each vesting date. Under the restricted stock agreement with Dr. Nabulsi, 100% of any unvested shares will automatically accelerate and vest upon Dr. Nabulsi’s termination by us without cause or by the executive for good reason following a change in control. In addition, in the event of Dr. Nabulsi’s termination by us without cause or by Dr. Nabulsi for good reason prior to a change in control, such number of shares will accelerate and vest upon such termination as would have vested during the 12 month period following the date of termination.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability, accidental death and dismemberment insurance plans, and 401(k) plan, in each case on generally the same basis as all of our other employees. We also pay a portion of the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. Our board of directors may elect to adopt additional benefit plans, qualified or non-qualified, in the future if it determines that doing so is in our best interests.

We generally do not provide other perquisites or personal benefits to our named executive officers.

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, which our US-based named executive officers are eligible to participate in on the same basis as our other employees. The 401(k) plan allows us to make discretionary matching contributions. In August 2021, our board of directors approved a discretionary match for the first half of 2021, which was equal to 75% of each employee’s contribution from January 1, 2021 through June 30, 2021, up to the IRS maximum contribution amount of $19,500. In January 2022, our board of directors approved a discretionary match for the second half of 2021, which was equal to 75% of each employee’s annual contribution, up to the IRS maximum contribution amount of $19,500, less the matching contribution made for the first half of 2021. Each 2021 match under our 401(k) plan was made in the form of fully vested shares of our common stock.

Termination and Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with certain qualifying terminations and/or a change in control of our company. The employment letters with Ms. Curran and Dr. Nabulsi entitle them, and our Severance Plan entitles Mr. Guzzo, to certain accelerated vesting of equity awards, as well as certain other benefits, upon a qualifying termination and/or in connection with a change in control of our company. For additional discussion, please see “Employment Letters with Our Named Executive Officers” above. The restricted stock held by Dr. Nabulsi will also vest in full or in part upon a qualifying termination and/or in connection with a change in control of our company, as further described in footnote (4) to the “Outstanding Equity Awards at Fiscal Year End” table above. In addition, the PSUs granted to each named executive officer will vest in full upon a change in control as defined in the 2019 Plan.

In the event of a change in control where the acquirer does not assume awards granted our equity plans, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of common stock under the change in control documents.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2021.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders:
2019 Equity Incentive Plan	1,340,920	$9.26	—
2019 Incentive Award Plan	3,240,109	$35.67	1,772,744
2019 Employee Stock Purchase Plan	—	—	842,036	(1)
Total equity compensation plans approved by security holders	4,581,029	$27.94	2,614,780
Equity compensation plans not approved by security holders	—	—	—

(1)
With respect to the 2019 Employee Stock Purchase Plan, includes 842,036 shares available for issuance under such plan as of December 31, 2021 (of which all 846,036 shares were eligible for issuance pursuant to the offering period in effect on such date)

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports, except one, that were required to be filed under Section 16(a) during 2021, were timely filed. The Form 4 filing for Mr. Cola did not reflect shares that he acquired upon the closing of our initial public offering in October 2019. These holdings were reflected in an amended Form 4 filing.

Mr. Cola filed a late Form 4 on February 17, 2022, to report a purchase of common stock made at the time of our initial public offering in October 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2020 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Commercial Supply Agreement

On May 5, 2020, the Company entered into a Commercial Supply Agreement (the “Commercial Supply Agreement”) with Takeda, pursuant to which Takeda will supply commercial quantities of vonoprazan bulk drug product. Pursuant to the Commercial Supply Agreement, Takeda has agreed to supply the Company with, and the Company has agreed to purchase from Takeda, certain quantities of vonoprazan bulk drug product according to approved specifications at a fixed price per batch of bulk drug product in order to commercialize vonoprazan in accordance with the Takeda License. Unless terminated earlier, the term of the Commercial Supply Agreement extends for a period of two years from the date the Company places an order for bulk drug product for the first commercial launch of vonoprazan in any jurisdiction in the licensed territory, provided that this two-year period will expire no later than December 31, 2023. The Commercial Supply Agreement will terminate immediately upon the termination of the Takeda License in accordance with its terms. As of December 31, 2021 and 2020, the Company had $0.7 million and $0.2 million, respectively, in outstanding accounts payable and accrued expenses related to these product costs. For the years ended December 31, 2021 and 2020, the Company incurred $1.8 million and $0.3 million, respectively, of expenses related to the Commercial Supply Agreement. The Company has a remaining minimum purchase obligation of approximately $0.4 million related to this agreement.

Temporary Services Agreement

In connection with the Takeda License, the Company entered into a temporary services agreement (the “Temporary Services Agreement”) with Takeda on November 24, 2020. Pursuant to the Temporary Services Agreement, Takeda agreed to provide or procure the provision of services related to the ongoing clinical development of vonoprazan.

The Temporary Services Agreement will terminate immediately upon termination of the Takeda License in accordance with its terms. As of December 31, 2021 and 2020, the Company had $0.2 million and $0.2 million, respectively, in outstanding accounts payable and accrued expenses related to these temporary services. For the year ended December 31, 2021 and 2020, the Company incurred $0 and $0.2 million, respectively, of expenses related to the temporary services performed by Takeda.

Shared Operating Expenses

FLS IX is a principal stockholder of the Company and until May 21, 2021, was represented on our board of directors.

For the years ended December 31, 2021 and 2020, we conducted a portion of our operations within office space controlled by FLS IX and FLS IX allocated a percentage of the costs associated with this office to us. In addition, FLS IX paid for various goods and services, such as employee wages, insurance and expense reimbursements and various administrative services associated with our operations and charged us for those expenses. As of December 31, 2021 and 2020, the Company had outstanding accounts payable and accrued expenses due to Frazier in the amount of $0 and $35,000, respectively, related to these shared operating expenses. For the years ended December 31, 2021 and 2020, the Company incurred $18,000 and $0.2 million, respectively, of shared operating expenses.

Participation in our Initial Public Offering

Upon the closing of our initial public offering in October 2019, (i) FLS IX and its affiliates purchased 1,052,631 shares of our common; (ii) RA Capital Management, LLC and its affiliates purchased 2,631,578 shares of common stock; (iii) Medicxi Growth I LP and its affiliates purchased 1,052,631 shares of our common stock; and (iv) Janus Henderson Group plc and its affiliates purchased 625,000 shares of our common stock, in each case, at the public offering price of $19.00 per share.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Letters

We have entered into employment letters with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table— Employment Letters with Our Named Executive Officers.”

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts. incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2023, including nominations of any person for election to our board of directors, must be received by us no later than December 13, 2022, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2022 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than January 25, 2023, and no later than February 24, 2023. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023, which is 60 days prior to the one-year anniversary of the date of the 2022 annual meeting. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 annual meeting of stockholders.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932, Attention: Corporate Secretary. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.phathompharma.com in the “Investors & Media” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932 Attention: Corporate Secretary or by calling (877) 742-8466. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Phathom Pharmaceuticals, Inc. at the address above or by calling (877) 742-8466.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Terrie Curran
Terrie Curran
President, Chief Executive Officer and Director

Florham Park, New Jersey

April 12, 2022

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0000550149_1 R1.0.0.24 PHATHOM PHARMACEUTICALS, INC. 100 CAMPUS DRIVE, SUITE 102 FLORHAM PARK, NJ 07932 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/24/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PHAT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/24/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR each of the following director nominees: 1. To elect two class III directors to hold office until the 2025 Annual Meeting of Shareholders. Nominees For Withhold 1a. Heidi Kunz 1b. David Socks The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as Phathom's independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000550149_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com . PHATHOM PHARMACEUTICALS, INC. Annual Meeting of Shareholders May 25, 2022 11:30 AM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Terrie Curran and Larry Miller, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PHATHOM PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM EDT on May 25, 2022, via live webcast by visiting www.virtualshareholdermeeting.com/PHAT2022 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side